                                                                    EXHIBIT 3.74

                                                                         [STAMP]

                             CERTIFICATE OF MERGER

                                       OF

                 BROCKWAY PLASTICS, INC., A FOREIGN CORPORATION

                                      INTO

                   BROCKWAY IMCO, INC., A DOMESTIC CORPORATION
                   -------------------------------------------

     BROCKWAY IMCO, INC., the undersigned corporation, does hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent corporations to this merger is as follows:

       NAME                                        STATE OF INCORPORATION
       ----                                        ----------------------
  Brockway Imco, Inc.                                    Delaware

  Brockway Plastics, Inc.                                Tennessee

     SECOND: That the laws of the state under which Brockway Plastics, Inc. is organized permits such merger.

     THIRD: That the attached Agreement and Plan of Merger, dated June 25, 1985, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252(c) of the General Corporation Law of the State of Delaware.

     FOURTH: That the name of the surviving corporation of the merger is Brockway Imco, Inc., which shall herewith be changed to Brockway Plastics, Inc., a Delaware corporation.

     FIFTH: That the following is the only amendment effected by this merger to the Restated Certificate of Incorporation of Brockway

     IMCO, Inc., a Delaware corporation, the surviving corporation, which Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on January 28, 1970 and amended by a Certificate of Amendment, dated June 1, 1984 and filed on June 4, 1984:

          "FIRST: The name of the corporation is
          BROCKWAY PLASTICS, INC."

     SIXTH: That Brockway, Inc. (NY), the sole stockholder of each constitutent corporation, has consented to this merger and has been given an executed counterpart of the Agreement and Plan of Merger.

     SEVENTH: That the authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation                 Class           Number of Shares           Par Value
-----------                 -----           ----------------           ---------
Brockway Plastics, Inc.     Common              2,000                     None

     EIGHTH: That, in accordance with the Agreement and Plan of Merger, the merger shall become effective on (i) the close of business on the last date on which a certificate or articles of merger shall be filed with the Offices of Secretary of State of the States of Delaware and Tennessee; or (ii) June 30, 1985, whichever occurs later.

     NINTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation: Brockway Plastics, Inc., 701 E. Byrd Street, Richmond, Virginia 23218.

     TENTH: That a copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                                                   BROCKWAY IMCO, INC.

ATTEST:

  P.R. Burnaman                                    By  William E. Kelleher, Jr.
-------------------------                              ------------------------
  Secretary                                              Vice President

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated June 25, 1985, pursuant to Section 252 of the General Corporation Law of the State of Delaware and Section 48-006 of the Tennessee General Corporation Act, is entered into by and between BROCKWAY IMCO, INC., a Delaware corporation (herein called "Imco"), and BROCKWAY PLASTICS, INC., a Tennessee corporation (herein called "Plastics").

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

     WHEREAS, the authorized capital stock of Imco consists of 300,000 shares of Common Stock, no par value, (herein called "Imco Common"), 300,000 shares of which are now issued and outstanding; and

     WHEREAS, the authorized capital stock of Plastics consists of 2,000 shares of Common Stock, no par value, (herein called "Plastics Common"), 200 shares of which are now issued and outstanding; and

     WHEREAS, the respective Boards of Directors of Imco and Plastics have recommended that Plastics be merged into Imco upon the terms and conditions herein set forth and have accordingly recommended to the shareholders of each corporation that this Agreement and Plan of Merger be approved; and

     WHEREAS, the shareholders of Imco and Plastics, by their unanimous consents, dated June 25, 1985, have approved this Agreement and Plan of Merger.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Plastics shall, upon and subject to the terms and conditions set forth herein, be merged into Imco, which shall be the Surviving Corporation and which shall continue its corporate existence under the laws of the State of Delaware, and the separate existence of Plastics shall cease. Immediately upon the merger becoming effective, the name of the Surviving Corporation shall be changed to "Brockway Plastics, Inc."

     2. The time that the merger shall become effective shall be (i) the close of business on the last date on which a certificate or articles of merger, including this Agreement and Plan of Merger, shall be filed with the Offices of Secretary of State of the States of Delaware and Tennessee, or (ii) June 30, 1985, whichever occurs later. For accounting and tax purposes, the merger shall be deemed effective as of the close of business on June 30, 1985.

     3. The Restated Certificate of Incorporation of Imco, as filed in the Office of the Secretary of State of the State of

Delaware, as previously amended and as amended to reflect the name change of the Surviving Corporation in accordance with Paragraph 1 hereof, shall constitute, from and after the effective date of the merger and until further amended as provided by law, the Restated Certificate of Incorporation of the Surviving Corporation.

     4. The Bylaws of Imco as in effect immediately prior to the time the merger becomes effective, shall be the Bylaws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law.

     5. The officers and directors of Imco immediately prior to the time the merger becomes effective shall be the officers and directors of the Surviving Corporation until their successors are duly elected and qualify.

     6. Upon the merger becoming effective, Plastics shall be merged into Imco, the separate existence of Plastics shall cease, and Imco shall continue in existence and, without other transfer, shall succeed to and possess all of the properties, rights, privileges, patents, trademarks, licenses, immunities, powers, purposes and franchises, as well of a public as of a private nature, and shall be subject to all of the obligations, restrictions, disabilities and duties, of both Imco and Plastics, all without further act or deed, as provided by the General Corporation Law of Delaware and the General Corporation Act of Tennessee. If at any time Imco shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to carry out the provisions hereof, the proper officers and directors of Plastics as of the time the merger becomes effective shall execute and deliver any and all proper deeds, assignments and assurances in law and do all things necessary or proper to carry out the provisions hereof.

     7. The terms of the merger, the mode of carrying the same into effect and the manner of surrender of the certificates evidencing the outstanding shares of Plastics shall be as follows;

     (i) Each share of Imco Common which is issued and outstanding at the time the merger becomes effective shall continue to be and represent the same number of shares of Common Stock, no par value, of the Surviving Corporation. Upon the merger becoming effective and the Certificate of Incorporation being amended to reflect the name change of the Surviving Corporation as provided in Paragraph 1 hereof, the shareholders of the Surviving Corporation Common shall surrender the certificates representing the issued and outstanding shares of Imco to the Surviving Corporation, which shall immediately thereafter reissue new certificates representing the same number of shares but reflecting the change of name of the Surviving Corporation to Brockway Plastics, Inc.

     (ii) Each share of Plastics Common which is issued and outstanding at the time the merger becomes effective shall be cancelled and the shareholders of Plastics Common shall surrender the certificates representing the issued and outstanding shares of Plastics to Imco for cancellation.

     8. Imco and Plastics, by consent of a majority of their respective Boards of Directors, may amend, modify or supplement this Agreement and Plan of Merger in such manner as may be agreed upon by them in writing, at any time prior to the filing of this Agreement and Plan of Merger with the Office of Secretary of State of the State of Delaware or Tennessee; provided, however, that any amendment subsequent to the adoption of this Agreement and Plan by the shareholders of any constituent corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of this Agreement and Plan if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

     9. This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated in this Agreement and Plan of Merger.

     10. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one instrument.

     IN WITNESS WHEREOF, Imco and Plastics have each caused this Agreement and Plan of Merger to be executed by their duly authorized officers and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

ATTEST:                                         BROCKWAY IMCO, INC.

/s/ P.R. Burnaman                               By  /s/ William E. Kelleher, Jr.
----------------------------                        ----------------------------
   Secretary                                               Vice President

[SEAL]

(Corporate Seal)

ATTEST:                                         BROCKWAY PLASTICS, INC.

/s/ William E. Kelleher, Jr.                  By  /s/ P.R. Burnaman
----------------------------                      ----------------------------
    Ass't. Secretary                                  Treasurer

[SEAL]

(Corporate Seal)

                                  CERTIFICATION

     I, P. R. Burnaman, Secretary of Brockway Imco, Inc. (to be known as Brockway Plastics, Inc.) (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of the Corporation and having been signed on behalf of Brockway Plastics, Inc., a corporation organized under the laws of the State of Tennessee, was duly adopted pursuant to Section 228 of the General Corporation Law of Delaware, by the unanimous written consent of the sole stockholder holding 300,000 shares of the Common Stock of the Corporation, the same being all of the issued and outstanding shares entitled to vote thereon, and that the Agreement and Plan of Merger was thereby adopted as the act of the stockholders of the Corporation and the duly adopted agreement and act of the Corporation.

     WITNESS the due execution hereof on this 25th day of June, 1985.


                                                  /s/ P. R. Burnaman
                                                 --------------------------
                                                 P. R. Burnaman,  Secretary